Exhibit 99.1

Exhibit 99.1

Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • June 2011

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

DCM Brokers, LLCMember FINRA/SIPCServicing Agent626 W. Jackson, Suite 600Chicago, IL 60661

2 Grant Park Fund Performance Report • June 2011

Market Commentary: June 2011

Currencies: The U.S. dollar posted strong gains against international counterparts after reports showed a narrower U.S. trade deficit. The dollar rose higher on increased demand for safe-haven assets amidst continuing concerns regarding a potential Greek debt collapse. Conversely, higher-yielding currencies, including the Australian and New Zealand dollars experienced heavy losses as investors sought safer investments.

Energy: Crude oil markets fell nearly 12% in June following depressed industrial demand forecasts which spurred liquidations. Adding to crude oil's declines were improved supply forecasts stemming from increased production in Saudi Arabia and the release of reserves from the International Energy Agency. Natural gas also moved lower as U.S. Energy Information Administration reports showed a larger-than-expected increase in domestic inventories.

Equities: Ongoing uncertainty regarding the fate of the Greek financial system weighed heavily on the equity markets. Uncertainty about a possible Greek collapse caused investors to liquidate global equity positions and adopt more risk-averse portfolios. Furthering the decline in the North American markets was disappointing unemployment data and cautious comments from the Chairman of the U.S. Federal Reserve.

Fixed Income: U.S. Treasuries predominantly finished higher as equity weakness increased demand for more risk-averse assets. Also adding to the rally in the domestic debt markets were reports showing an increase in Chinese demand for U.S. debt. In the Eurozone, Bund prices also moved higher as comments from the European Central Bank President failed to provide any clarity on the timeframe for a new Greek bailout plan.

Grains/Foods: Alleviated supply concerns in the grains markets put heavy pressure on prices. Favorable weather conditions in key U.S. farming regions and the lifting of a Russian grains export ban were the main drivers behind elevated supply forecasts. Sugar prices rallied sharply due to delays at key Brazilian ports and weak Brazilian supply data.

Metals: Precious metals markets fell, driven lower by liquidations from large commodity funds attempting to lock in profits following recent upward trends in the gold and silver markets. Base metals markets also moved lower due to weak global economic data including falling U.S. home prices, weak consumer confidence in Germany, and disappointing Chinese manufacturing data. Also weighing on the base and precious metals markets was a stronger U.S. dollar.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%							**-7.8%**

B Units (Closed to New Investment)

2003	2004	2005
7.7%	-8.4%	-4.3%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%							**-8.1%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**
2011	-0.4%	2.4%	-2.2%	3.8%	-6.6%	-3.6%							**-6.8%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%							**-7.6%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%							**-8.6%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report • June 2011 3

A, B and Legacy Units

Trading Performance by Sector

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Sector Positions at Month-End

Global Units

Trading Performance by Sector

Monthly Exposure by Sector

Sector Positions at Month-End

Understand your Risks

Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.

• No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.

• Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.

• Commodity futures trading may be illiquid.

• An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

• Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

• Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.

• Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

• You will have no right to participate in the management of Grant Park.

• The structure and operation of Grant Park involves several conflicts of interest.

• Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT

SUITABLE FOR ALL INVESTORS.

4 Grant Park Fund Performance Report • June 2011

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.27%	4.66%	7.15%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - June 2011	
Total Fund Assets (A,B, Legacy, Global)	$859M
12-Month Return	2.2%
Average 12-Month Return	18.4%
36-Month Cumulative Return	-10.7%
60-Month Cumulative Return	17.2%
Compounded Annualized ROR	13.6%
3-Year Compounded Annualized ROR	-3.7%
5-Year Compounded Annualized ROR	3.2%
10-Year Compounded Annualized ROR	5.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.4%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.4%
# of Winning Months	143
# of Losing Months	127

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2001 - June 2011		
↑ ↓	Moved in Opposite Directions	45% 54 of 120 months
↑ ↑	Positive Results for Both	35% 42 of 120 months
↓ ↓	Negative Results for Both	20% 24 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2011 Grant Park Fund. All rights reserved.

Grant Park Fund

www.grantparkfunds.com
866-242-4055

Sponsored by Dearborn Capital Management, LLC

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